UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 7, 2007

(Date of earliest event reported)

Access Integrated Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51910	22-3720962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Madison Avenue, Suite 300, Morristown, New Jersey	07960
(Address of principal executive offices)	(Zip Code)

973-290-0080

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement

Item 8.01 Other Events

Item 9.01. Financial Statements and Exhibits

Signatures

Exhibit Index

Item 1.01.  Entry into a Material Definitive Agreement

On January 7, 2007, Access Integrated Technologies, Inc. (the “Company”), a Delaware corporation, Vistachiara Productions, Inc. (“VPI”), a Delaware corporation and a wholly-owned subsidiary of the Company, BP/KTF, LLC, d/b/a The Bigger Picture, a California limited liability company and a subsidiary of privately held Sabella Dern Entertainment (“BP”) and each member of BP, entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) pursuant to which VPI agreed to purchase substantially all of the assets of BP, and assume certain liabilities, in exchange for 460,000 shares of the Company’s Class A common stock, subject to an increase of up to 40,000 shares of the Company’s Class A common stock upon the occurrence of certain events (the “Purchase Price”). The shares issued as part of the Purchase Price are subject to a lock-up period, such that, subject to certain exceptions, only a portion of the shares may be sold during any yearly period ending March 2010.

The Company also agreed to pay to BP a contingent payment equal to two times the average of the annual net income of the business acquired, as adjusted, in excess of $2 million (for each year) for the three year period ending March 31, 2010. This payment may be made in cash or the equivalent of the Company’s Class A common stock, at the Company’s sole discretion.

In addition, the Company agreed to enter into a Registration Rights Agreement with BP, pursuant to which the Company will register on Form S-3 the resale of all of the Class A common stock issued in connection with the transaction.

The Company anticipates that the closing of the transaction will take place during the first calendar quarter of 2007.

The Asset Purchase Agreement is subject to customary closing conditions.

The foregoing descriptions of the Asset Purchase Agreement and Registration Rights Agreement do not purport to be complete and are qualified in their entirety by reference to such agreements, which will be filed in accordance with SEC rules and regulations.

Item 8.01.  Other Events

On January 8, 2007, the Company issued the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Access Integrated Technologies, Inc. press release, dated January 8, 2007.

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of January 8, 2007

ACCESS INTEGRATED TECHNOLOGIES, INC.

By:	/s/ Gary S. Loffredo
Name:	Gary S. Loffredo
Title:	Senior Vice President—Business Affairs, General Counsel and Secretary

EXHIBIT INDEX

99.1	Access Integrated Technologies, Inc. press release, dated January 8, 2007.